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                                                                    Exhibit 10.6

                           TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT, including all Exhibits hereto (this "Agreement"), is entered into and effective the 1st day of August 2002 (the "Effective Date"), by and between NEON Systems, Inc. ("Licensor"), and Peregrine/Bridge Transfer Corporation ("Licensee").

     WHEREAS, Licensor has certain rights in and to the marks listed on Exhibit A hereto (such marks, singularly and collectively, are referred to as the "Marks"); and

     WHEREAS, Licensee desires to obtain a nonexclusive, paid-up license to use the Marks solely in connection with the goods and services identified on Exhibit B hereto (the "Licensed Items") and in its proposed name-change to "Neon Enterprise Software, Inc.," and Licensor is willing to permit such use by Licensee subject to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and promises expressed in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties have agreed as follows:

     1. License Grant. Subject to the terms and conditions of this Agreement, Licensor grants Licensee, who hereby accepts, a worldwide, royalty-free, nonexclusive and nontransferable right and license to use the Marks solely in connection with the Licensed Items set forth in Exhibit B. Except for such license, all other rights are hereby reserved to Licensor. Licensee shall not advertise, promote, sell, provide, lease, transfer, or otherwise distribute any goods or services bearing the Marks (or in connection with which any of the Marks is used) except Licensed Items.

     2. Use of the Marks. All uses of and references to the Marks by Licensee shall conform with such instructions therefor as Licensor from time to time may provide Licensee. Licensee shall place the following notice (or such other notice as Licensor may reasonably request) in a prominent place on each of the Licensed Items and, if the Licensed Items include services, on each copy of any promotional or advertising materials or media which contain, embody, or mention the Marks:

     (TM)/(R) NEON Systems, Inc.

As to those Marks which have been registered in the U.S.A., Licensee shall use the "(R)" symbol. Otherwise, Licensee shall use the symbol "(TM)".

     3. Ownership. (a) Subject to Section 3(b), the Marks, and all rights relating thereto, shall remain the sole and exclusive property of Licensor. All uses of the Marks shall inure solely to the benefit of Licensor. Nothing in this Agreement or otherwise shall give Licensee or others any right, title, or interest whatsoever in and to the Marks other than the rights expressly granted

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hereunder. Licensee agrees that it shall not attack or dispute Licensor's title or rights in and to the Marks or the validity thereof. Licensee shall not register any of the Marks in its own name. (b) If Licensor chooses to entirely discontinue the use of the Marks for any goods or services, Licensor shall promptly notify Licensee of such decision. Licensee may acquire all of Licensor's rights and title in the Marks by sending written notice of Licensee's decision to that effect to Licensor within thirty (30) days from Licensee's receipt of notice of Licensor's decision of such discontinuation. Upon receipt of such notice from Licensee, Licensor shall thereafter execute such lawful instruments as are needed to convey Licensor's rights and title in the Marks to Licensor. No payment of fees to Licensor by Licensee shall be required for such transfer. If Licensee fails to provide timely written notice to Licensor to acquire the Marks, then Licensor's obligations under this Section 3(b) shall be forever discharged.

     4. Use by Others. Licensor, and its other licensees, shall have the right to use the Marks simultaneously with the use of the Marks by Licensee. Licensor does not warrant or represent that Licensee will have the sole and exclusive right to use the Marks. Licensor is not obliged to indemnify or reimburse Licensee for any expenses by Licensee in connection with Licensee's use of the Marks.

     5. Modifications. Licensee recognizes and agrees that from time to time, Licensor may change or modify the Marks. Licensee agrees that it shall accept and promptly use such changes and modifications as if they were a part of this Agreement at the time of the execution hereof, and to make any and all expenditures that such charges or modifications may require. Licensee shall not modify or alter the Marks and shall not use the Marks in connection or combination with any other trademark or service mark without the prior written approval of Licensor. Licensee may not use the Marks on any new products, goods, promotional materials, or any other items without first submitting two (2) actual specimens of same to Licensor and obtaining Licensor's prior written consent to such proposed usage. Licensee shall not use, form or participate in the formation or operation of any firm or company which incorporates or embodies, any of the Marks or Licensor's name, and Licensee shall not allow others to use the Marks or Licensor's name. Notwithstanding the foregoing, Licensee may use the Mark "NEON" in its corporate name, currently anticipated to be changed to "Neon Enterprise Software, Inc." provided that Licensee shall indemnify Licensor against any third party claims arising out of or related to Licensee's use of the Marks in their corporate name and marketing identity.

     6. Quality Control. All uses of the Marks (including without limitation all promotional, advertising, and packaging materials used in connection with the Licensed Items) by Licensee shall be in accordance with the standards of quality therefor as set by Licensor, and as amended by Licensor from time to time. Without limiting the foregoing, the quality of the Licensed Items, as well as the quality of all promotional and advertising materials using the Marks, shall meet or exceed the quality of the corresponding goods, services, and promotional and advertising materials of Licensor prior to the Effective Date. Licensee shall cooperate with Licensor in facilitating Licensor's control of the nature and quality of the Licensed Items, and all promotional, advertising, and packaging materials therefor, and to permit the reasonable inspection of Licensee's operations, and to supply Licensor with specimens of use of the Marks promptly upon Licensor's request therefor. Licensee shall sell only those Licensed Items which

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have been previously authorized by Licensor and which meet or exceed Licensor's quality standards.

     7. Protection of the Marks. Licensee shall cooperate with Licensor in connection with efforts to protect the Marks, including without limitation efforts to obtain registrations and/or prevent any infringements. Licensee shall promptly comply with Licensor's reasonable requests for information, specimens of usage, and the like, and shall promptly execute such lawful instruments as Licensor may reasonably request. In the event of any actual or suspected infringement or piracy of any aspect of the Marks, Licensee shall immediately report the same to Licensor in writing. Licensor shall have the sole and exclusive right to institute any claim, demand, or cause of action with respect to any such suspected or actual infringement or piracy. Licensor shall have no obligation or duty, however, to institute any such claim, demand, or cause of action. Licensee shall furnish Licensor full cooperation in connection with any such claim, demand, or cause of action. Licensee shall furnish Licensor full cooperation in connection with any such claim, demand or cause of action, including, if requested by Licensor, joining as a party to any such cause of action.

     8. Independent Contractor Relationship. Licensee certifies that it is an independent contractor and not the agent or legal representative of Licensor and that any representation made or agreement executed by Licensee shall be Licensee`s sole responsibility. Licensee shall conduct its business for the promotion, purchase, sale and resale of Licensed Items as a principal solely for its own account and at its own expense and risk. Licensee shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or thereafter, and Licensor shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by Licensor or its employees or representatives. Licensee represents that it will not act or represent itself directly or by implication as an agent for Licensor and will not attempt to create any obligation, or make any representation, on behalf of or in the name of Licensor. Licensee further shall not have authority to and shall not appoint any licensee, associate licensee or sublicensee of the Marks without the prior written approval of an authorized officer of Licensor. All financial and other obligations associated with Licensee's business are and will remain the sole responsibility of Licensee. Because Licensor and Licensee are independent contractors, nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the activities of the other; (ii) constitute the parties as principal and agent, partners, joint venturers, or co-owners or otherwise as participants in a joint undertaking; or (iii) allow Licensee to create or assume any obligation on behalf of Licensor for any purpose whatsoever. THIS IS NOT A FRANCHISE (OR BUSINESS OPPORTUNITY) RELATIONSHIP.

     9. Protection of Goodwill. Licensee at all times shall use its best efforts to act and operate in a manner consistent with good business ethics, and in a manner that will reflect favorably on the Licensed Items and on the goodwill and reputation of Licensor and the Marks. Licensee's best efforts shall include at a bare minimum, but are not limited to, the prompt performance of all of its obligations under this Agreement. Licensee at all times shall refrain from engaging in any illegal, unethical, unfair or deceptive practices, whether with respect to the Licensed Items or otherwise. Licensor may immediately terminate this Agreement if Licensee

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does anything which in Licensor's opinion may tarnish or diminish the goodwill associated with the Marks and/or the goodwill or reputation of Licensor.

     10. Taxes. Licensee shall pay all license fees, sales, use, occupation, personal property, transportation and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any national, state or local government and any departments and subdivisions thereof, on or against any of the Licensed Items or in connection with this Agreement and/or Licensee's business. Licensee is free to determine its own resale prices for Licensed Items.

     11. Disclaimers; Limits of Liability. LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES AND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE ARISE INCLUDING THE IMPLIED WARRANTIES OF (1) MERCHANTABILITY; AND (2) FITNESS FOR A PARTICULAR PURPOSE; AND (3) THAT THE LICENSED ITEMS AND/OR LICENSEE'S USE OF THE MARKS ARE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR PROPRIETARY RIGHTS OF THIRD PARTIES. NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE TO LICENSEE AS TO ITS EARNINGS, SUCCESS, REVENUES, PROFITS OR LOSSES PURSUANT TO THIS AGREEMENT AND LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY EARNINGS, SUCCESS, REVENUES, PROFIT, LOSS, OR FAILURE OF LICENSEE HEREUNDER. LICENSOR'S ENTIRE LIABILITY AND LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FROM ANY CAUSE WHATSOEVER, WHETHER SOUNDING IN CONTRACT, TORT, UNDER STATUTE, OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY NONPERFORMANCE OR MISREPRESENTATION) SHALL BE LIMITED TO THE AGGREGATE SUM OF U.S. $10,000. IN NO EVENT WILL LICENSOR BE LIABLE FOR (i) ANY DAMAGES CAUSED, IN WHOLE OR PART, BY LICENSEE, OR FOR (ii) ANY LOST REVENUES, LOST PROFITS, LOST SAVINGS OR OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY ANY PERSON EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS.

     12. Term and Termination. This Agreement shall remain in full force and effect unless and until terminated as provided for herein. Either party may terminate this Agreement in the event of a material breach by the other upon fifteen (15) days prior written notice thereof to the other, with the license to automatically terminate at the end of such fifteen (15) days.

     13. Post-Terminations Rights/Duties. Upon termination of this Agreement, Licensee shall promptly cease all use of the Marks and shall not thereafter adopt or use in any manner any name, trademark, service mark, logo, device, or the like which is or may be confusingly similar to the Marks. Licensor shall have no responsibility to purchase from Licensee any Licensed Items remaining in Licensee's inventory at the date this Agreement is terminated and shall have no liability to Licensee for such inventory. Upon the termination hereof, Licensee shall destroy or sell to Licensor at Licensor's option all materials in Licensee's possession, custody, or control

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which bear the Marks. Neither Licensor nor Licensee shall by reason of the termination or non-renewal of this Agreement be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments. Upon termination of this Agreement, Licensee shall thereafter refrain from operating or doing business under any name or in any manner that might tend to give the general public the impression that the license granted pursuant to this Agreement is still in force or that Licensee is in any way connected or affiliated with or sponsored by Licensor. The provisions of Sections 3, 10, 11, 13, 14, 15, and 20 shall survive the termination or expiration of this Agreement.

     14. Indemnity. Licensee shall be solely responsible for and shall defend, indemnify, and hold Licensor harmless from and against any and all claims or causes of action whatsoever, and any and all liabilities and every loss, cost, and expense, including the cost of investigating the claim and reasonable attorneys' fees incurred by Licensor, brought by Licensee's employees, agents, subcontractors, sublicensees, and representatives, or any other third party, caused by, arising out of, or relating to the exercise or practice of the rights granted hereunder by Licensor to Licensee. This contractual obligation of indemnification shall extend to and cover the manufacture, use, sale, lease, rental or other providing or marketing of any Licensed Items and any other goods or services in connection with which Licensee has used the Marks. This contractual obligation of defense and indemnification shall extend in favor of the officers, employees, agents, and representatives of Licensor. This contractual obligation of defense and indemnification shall include claims, demands, or causes of action on account of any death or bodily injury to person or injury to property or economic loss. THIS CONTRACTUAL OBLIGATION OF DEFENSE AND INDEMNIFICATION SHALL INCLUDE CLAIMS, DEMANDS, OR CAUSES OF ACTION ALLEGING SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT ON THE PART OF LICENSOR. If a court of competent jurisdiction enters a final judgment that Licensor is partially negligent with respect to a third party claim, then Licensee's indemnification obligations shall be reduced on a proportionate basis by Licensor's proportionate share of negligence so adjudicated.

     15. Insurance. Licensee shall obtain and maintain throughout the term of this Agreement and the applicable statute(s) of limitations, at its own cost and expense, one or more policies of standard Products Liability Insurance, one or more policies of standard Advertiser's Liability Insurance, and one or more policies of standard Comprehensive General Liability insurance. Such policies shall be obtained from an insurance company authorized to do business in the State of Texas and shall be in a form acceptable to Licensor. Such policies shall provide protection against any and all claims, demands, suits, actions, causes, judgments, and liabilities arising out of any defects in or failure to perform of any of the Licensed Items. The amount of coverage of each of such policies shall be a minimum of One Million Dollars ($1,000,000.00) combined single limit, with no deductible amount, for each single occurrence for bodily injury, including death, and/or property damage. Licensor shall be named as an additional insured on such policies. Such policies also shall provide for at least ten (10) days' written notice to Licensor prior to any modification, cancellation or termination thereof. Licensee shall furnish Licensor certificates evidencing such insurance within one (1) week after the execution of this Agreement. Licensee further agrees to obtain and provide to Licensor certificates of insurance from each manufacturer of Licensed Items not made by Licensee evidencing Products Liability

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Insurance coverage for such Licensed Items. In no event shall Licensee make, offer for sale, advertise, promote, ship, and/or distribute any Licensed Items prior to Licensor's receipt of the certificates of insurance specified in this Section.

     16. Amendment; Waiver; Modification. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure therefrom, shall be effective unless in writing and signed by duly authorized representatives of each party. No notice to or demand on Licensee shall entitle it to any other or further notice or demand in similar or other circumstances. No failure or delay on the part of Licensor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     17. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Licensee shall not grant any sublicenses or assign, delegate or otherwise transfer its rights or obligations hereunder or any interest herein (including any assignment or transfer occurring by operation of law) without the prior written consent of Licensor. Notwithstanding the foregoing, Licensee may assign this agreement in connection with a corporate name-change, reorganization, reincorporation, recapitalization or other corporate transaction that does not effect a change in control of the Licensee, without the consent of the Licensor. Licensor may freely assign or transfer any or all of its rights, obligations, or interest herein.

     18. Compliance with Laws. Licensee shall, at all times hereunder, comply with any and all applicable laws, including without limitation all applicable export and import laws and regulations. Licensee shall not export any Licensed Items outside the United States without first obtaining or procuring any necessary governmental license or approval and the prior written approval of an authorized officer of Licensor as to any such specific area or country.

     19. Notices. All notices and other communications provided for hereunder shall be in the English language, in writing and mailed, telexed, telegraphed or telecopied to the applicable party at the address or telecopy number of such party as may be set forth on the first page hereof or at such other address or telex or telecopy number as shall be designated by any party in a written notice to the other party complying as to delivery with the terms of this Section. Each such notice or other communication shall, when mailed or telexed or telegraphed or telecopied, be deemed received on the third working day after it has been deposited in the mails or when delivered to the telegraph company or mechanically confirmed as to receipt by telex or telecopy. When mailed, any notice shall be sent by first class certified mail, return receipt requested, enclosed in a postage prepaid wrapper.

     20. Choice of Law. This Agreement is deemed made and accepted in Houston, Harris County, Texas, United States of America, and shall be governed by and construed in accordance with the laws of the State of Texas, excluding therefrom Texas' conflicts or choice of law rules which lead or may lead to the application of the substantive law of another jurisdiction. Any disputes or controversies relating to or arising out of this Agreement, or its performance or breach, shall be resolved by the state or federal courts sitting in Houston, Harris County, Texas.

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     21. Reformation; Severability. If any provision of this Agreement is declared invalid by any tribunal of competent jurisdiction, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time, and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

     22. Force Majeure. Licensor shall not be responsible for any delay or failure in performance hereunder due to fire, flood, or other natural catastrophe, Act of God, governmental action, war or civil disturbance, strike, manufacturer's or supplier's nondelivery or any other cause beyond Licensor's reasonable control, whether similar or dissimilar to any of the foregoing.

     23. Multiple Counterparts. This Agreement may be executed in any number of copies, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The organization of this Agreement is for convenience of reference and shall not constitute a part of the Agreement for any other purpose.

     24. Sole and Entire Agreement. Each of the parties hereto agrees that there are no other agreements, understandings, or representations, oral or written, other than as set forth herein, and that this Agreement supersedes and replaces any and all prior and contemporaneous agreements, understandings, representations, statements, or other communications, relating to the subject matter hereof. The parties hereto further agree that this Agreement constitutes the sole and entire agreement between the parties relating to the subject matter hereof.

     25. Rules of Construction. As used in this Agreement: (a) the words "hereof," "herein," and "hereunder" and similar words shall refer to the entire Agreement and not to any particular provision of this Agreement; and (b) words defined in the singular shall have a comparable meaning when used in the plural sense, and vice versa.

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     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties to be effective the day and year first above written.

Licensor:                                  Licensee:

NEON SYSTEMS, INC.                         PEREGRINE/BRIDGE TRANSFER CORPORATION


By:_______________________________         By:___________________________
Name:_____________________________         Name:_________________________
Title:____________________________         Title:________________________
Date:_____________________________         Date:_________________________

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                         EXHIBIT A TO LICENSE AGREEMENT

The Marks consist of the following:

         Mark                               U.S. Registration/Application No.

NEON 24X7 MISSION CONTROL                            S/N 76/183,006

NEON UNLOAD                                          2,494,023

NEON 24X7                                            2,494,023

NEON                                                 1,376,394

The following product names to the extent they are trademarks of NEON:

1)   NEON 24X7
2)   NEON 24X7 (Full function or Fast Path version only)
3)   NEON iSurvey
4)   Affinities Server
5)   NEON iUnload (ff)
6)   NEON iLoad (ff)
7)   NEON iBuild (ff)
8)   NEON iCheck (ff)
9)   NEON iCopy (ff)
10)  NEON iRecover
11)  NEON iChange
12)  Partitioned Database Facility ("PDF") V3
13)  Partitioned Database Facility ("PDF") V3 Utilities
14)  NEON HS Unload
15)  NEON HS Load
16)  NEON HS Index
17)  Speed Unload (to be withdrawn from support on 4-30-03)
18)  Speed Load (to be withdrawn from support on 4-30-03)
19)  Dynamic Index Utility
20)  Random Max - no longer being licensed
21)  Speed Key - no longer being licensed
22)  NEON iDirect

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                         EXHIBIT B TO LICENSE AGREEMENT

The Licensed Items consist of the following:

Mainframe Software Programs, including PBTC's current or future IMS, CICS and NEON 24x7 computer software programs, user manuals relating to such programs, and consulting, training, and maintenance services relating to such programs.

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